Exhibit (d)(1)(A)(xxiv)

AMENDMENT NO. 23

TO THE

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 23 dated July 12, 2018 (“Amendment No. 23”), to the Investment Management Agreement, dated as of May 1, 2011, as amended (“Agreement”), between EQ Advisors Trust, a Delaware statutory trust (the “Trust”), and AXA Equitable Funds Management Group, LLC, a limited liability company organized in the State of Delaware (“FMG LLC” or “Manager”).

WHEREAS, FMG LLC and the Trust desire to modify the fees paid with respect to the EQ/Oppenheimer Global Portfolio.

NOW, THEREFORE, The Trust and FMG LLC agree to modify and amend the Agreement as follows:

1.

New Portfolios. Effective September 1, 2018, the EQ/American Century Mid Cap Value Portfolio, EQ/Fidelity Institutional AMSMLarge Cap Portfolio, EQ/Franklin Rising Dividends Portfolio, EQ/Franklin Strategic Income Portfolio, EQ/Goldman Sachs Mid Cap Value Portfolio, EQ/Invesco Global Real Estate Portfolio, EQ/Invesco International Growth Portfolio, EQ/Ivy Energy Portfolio, EQ/Ivy Mid Cap Growth Portfolio, EQ/Ivy Science & Technology Portfolio, EQ/Lazard Emerging Markets Equity Portfolio, EQ/MFS International Value Portfolio, EQ/MFS Technology Portfolio, EQ/MFS Utilities Series Portfolio, EQ/PIMCO Real Return Portfolio, EQ/PIMCO Total Return Portfolio and EQ/T. Rowe Price Health Sciences Portfolio (the “New Portfolios”) are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Duration of Agreement.

a.	With respect to the New Portfolios, the Agreement will continue in effect for two years after September 1, 2018 and may be continued thereafter pursuant to subsection (b) below.

b.

With respect to the New Portfolios, the Agreement shall continue in effect annually after the date specified in subsection (a) only so long as such continuance is specifically approved at least annually by a majority of the Trustees who are not a party to the Agreement or interested persons (as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”), by a vote cast in person at a meeting called for the purpose of voting on such approval, and by either the Board of Trustees or a vote of a majority of the outstanding shares of the New Portfolios. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to the New Portfolios if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the 1940 Act) vote to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement, or (b) all the Portfolios of the Trust.

3.	Name Change. Effective October 1, 2018, the name of AXA/Mutual Large Cap Equity Managed Volatility Portfolio will be changed to EQ/ClearBridge Select Equity Managed Volatility Portfolio.

4.

Appendix A: Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which FMG LLC is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto; and

5.	Appendix B: Appendix B to the Agreement, which sets forth the fees payable to FMG LLC with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 23 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Michal Levy
	Brian Walsh		Michal Levy
	Chief Financial Officer and Treasurer		Director, Senior Vice President and Chief Operating Officer

APPENDIX A

AMENDMENT NO. 23 TO

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Dynamic Allocation Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Energy Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Low Volatility Global Equity Portfolio 1290 VT Micro Cap Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity Portfolio

1290 VT Socially Responsible Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

AXA 2000 Managed Volatility Portfolio

AXA 400 Managed Volatility Portfolio

AXA 500 Managed Volatility Portfolio

AXA Global Equity Managed Volatility Portfolio

AXA International Core Managed Volatility Portfolio

AXA International Managed Volatility Portfolio

AXA International Value Managed Volatility Portfolio

AXA Large Cap Core Managed Volatility Portfolio

AXA Large Cap Growth Managed Volatility Portfolio

AXA Large Cap Value Managed Volatility Portfolio

AXA Mid Cap Value Managed Volatility Portfolio

AXA/AB Dynamic Growth Portfolio

AXA/AB Dynamic Moderate Growth Portfolio

AXA/AB Short Duration Government Bond Portfolio

AXA/AB Small Cap Growth Portfolio

AXA/AB Dynamic Aggressive Growth Portfolio

AXA/ClearBridge Large Cap Growth Portfolio

AXA/Franklin Balanced Managed Volatility Portfolio

AXA/Franklin Small Cap Value Managed Volatility Portfolio

AXA/Goldman Sachs Strategic Allocation Portfolio

AXA/Invesco Strategic Allocation Portfolio

AXA/Janus Enterprise Portfolio

AXA/JPMorgan Strategic Allocation Portfolio

AXA/Legg Mason Strategic Allocation Portfolio

AXA/Morgan Stanley Small Cap Growth Portfolio

AXA/Templeton Global Equity Managed Volatility Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/Capital Guardian Research Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio (fka, AXA/Mutual Large Cap Equity Managed Volatility Portfolio)

EQ/Common Stock Index Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Equity Index Portfolio

EQ/Invesco Comstock Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Mid Cap Index Portfolio

EQ/Money Market Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Technology Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/Fidelity Institutional AMSMLarge Cap Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Strategic Income Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Invesco Global Real Estate Portfolio

EQ/Invesco International Growth Portfolio

EQ/Ivy Energy Portfolio

EQ/Ivy Mid Cap Growth Portfolio

EQ/Ivy Science & Technology Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/MFS International Value Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

APPENDIX B

AMENDMENT NO. 23 TO

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets)
Index Portfolios	First $2 Billion	Next $4 Billion	Thereafter
1290 VT Natural Resources	0.500%	0.450%	0.425%
1290 VT Real Estate	0.500%	0.450%	0.425%
1290 VT Socially Responsible	0.500%	0.450%	0.425%
EQ/Common Stock Index	0.350%	0.300%	0.275%
EQ/Core Bond Index	0.350%	0.300%	0.275%
EQ/Equity 500 Index	0.250%	0.200%	0.175%
EQ/Intermediate Government Bond	0.350%	0.300%	0.275%
EQ/International Equity Index	0.400%	0.350%	0.325%
EQ/Large Cap Growth Index	0.350%	0.300%	0.275%
EQ/Large Cap Value Index	0.350%	0.300%	0.275%
EQ/Mid Cap Index	0.350%	0.300%	0.275%
EQ/Small Company Index	0.250%	0.200%	0.175%

(as a percentage of average daily net assets)
ETF Portfolios	First $2 Billion	Next $4 Billion	Thereafter
1290 VT Energy	0.500%	0.450%	0.425%
1290 VT Low Volatility Global Equity	0.500%	0.450%	0.425%
1290 VT Multi-Alternative Strategies	0.500%	0.450%	0.425%

(as a percentage of average daily net assets)
Money Market Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Money Market	0.350%	0.325%	0.280%	0.270%	0.250%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
AXA/Franklin Small Cap Value Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
1290 VT DoubleLine Dynamic Allocation	0.750%	0.700%	0.675%	0.650%	0.625%
1290 VT SmartBeta Equity	0.700%	0.650%	0.625%	0.600%	0.575%
AXA Global Equity Managed Volatility	0.750%	0.700%	0.675%	0.650%	0.625%
AXA/AB Dynamic Growth	0.750%	0.700%	0.675%	0.650%	0.625%
AXA/AB Dynamic Moderate Growth	0.750%	0.700%	0.675%	0.650%	0.625%
AXA/AB Dynamic Aggressive Growth	0.750%	0.700%	0.675%	0.650%	0.625%
AXA/ClearBridge Large Cap Growth	0.650%	0.600%	0.575%	0.550%	0.525%
AXA/Franklin Balanced Managed Volatility	0.650%	0.600%	0.575%	0.550%	0.525%
AXA/Goldman Sachs Strategic Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Invesco Strategic Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Janus Enterprise	0.700%	0.650%	0.625%	0.600%	0.575%
AXA/JPMorgan Strategic Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Legg Mason Strategic Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/ClearBridge Select Equity Managed Volatility (fka, AXA/Mutual Large Cap Equity Managed Volatility)	0.700%	0.650%	0.625%	0.600%	0.575%
AXAXA/Templeton Global Equity Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/BlackRock Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Invesco Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Oppenheimer Global	0.850%	0.800%	0.775%	0.750%	0.725%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/American Century Mid Cap Value	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Fidelity Institutional AMSMLarge Cap	0.540%	0.500%	0.475%	0.450%	0.425%
EQ/Franklin Rising Dividends	0.600%	0.550%	0.510%	0.490%	0.475%
EQ/Goldman Sachs Mid Cap Value	0.770%	0.750%	0.725%	0.680%	0.670%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Invesco Global Real Estate	0.735%	0.700%	0.675%	0.650%	0.625%
EQ/Invesco International Growth	0.710%	0.700%	0.675%	0.650%	0.625%
EQ/Ivy Energy	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Ivy Mid Cap Growth	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Ivy Science and Technology	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Lazard Emerging Markets Equity	1.000%	0.950%	0.925%	0.900%	0.875%
EQ/MFS International Value	0.860%	0.820%	0.700%	0.700%	0.700%
EQ/MFS Technology	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/MFS Utilities Series	0.730%	0.700%	0.670%	0.650%	0.625%
EQ/T. Rowe Price Health Sciences	0.950%	0.900%	0.875%	0.850%	0.825%

(as a percentage of average daily net assets)
Pactive Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
1290 VT Micro Cap	0.850%	0.800%	0.775%	0.750%	0.725%
1290 VT Small Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/AB Small Cap Growth	0.550%	0.500%	0.475%	0.450%	0.425%
AXA/Morgan Stanley Small Cap Growth	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/Emerging Markets Equity PLUS	0.700%	0.650%	0.625%	0.600%	0.575%
Multimanager Aggressive Equity	0.580%	0.550%	0.525%	0.500%	0.475%
Multimanager Mid Cap Growth	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Mid Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Technology	0.950%	0.900%	0.875%	0.850%	0.825%

(as a percentage of average daily net assets)
Pactive Volatility Managed Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
AXA International Core Managed Volatility	0.600%	0.575%	0.525%	0.500%	0.475%
AXA International Value Managed Volatility	0.600%	0.575%	0.525%	0.500%	0.475%
AXA Large Cap Core Managed Volatility	0.500%	0.475%	0.425%	0.400%	0.375%
AXA Large Cap Growth Managed Volatility	0.500%	0.475%	0.425%	0.400%	0.375%
AXA Large Cap Value Managed Volatility	0.500%	0.475%	0.425%	0.400%	0.375%
AXA Mid Cap Value Managed Volatility	0.550%	0.525%	0.475%	0.450%	0.425%

(as a percentage of average daily net assets)
Pactive Fixed Income Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
1290 VT Convertible Securities	0.700%	0.680%	0.660%	0.640%	0.630%
1290 VT High Yield	0.600%	0.580%	0.560%	0.540%	0.530%
EQ/Global Bond PLUS	0.550%	0.530%	0.510%	0.490%	0.480%
EQ/Quality Bond PLUS	0.400%	0.380%	0.360%	0.340%	0.330%
Multimanager Core Bond	0.550%	0.530%	0.510%	0.490%	0.480%

(as a percentage of average daily net assets)
Fixed Income Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
AXA/AB Short Duration Government Bond	0.450%	0.430%	0.410%	0.390%	0.380%
EQ/PIMCO Global Real Return	0.600%	0.575%	0.550%	0.530%	0.520%
1290 VT DoubleLine Opportunistic Bond	0.600%	0.575%	0.550%	0.530%	0.520%
EQ/Franklin Strategic Income	0.590%	0.490%	0.440%	0.430%	0.370%
EQ/PIMCO Real Return	0.500%	0.475%	0.450%	0.430%	0.420%
EQ/PIMCO Total Return	0.500%	0.475%	0.450%	0.430%	0.420%

(as a percentage of average daily net assets)
ATM Portfolios	First $2 Billion	Next $4 Billion	Next $3 Billion	Thereafter
ATM International Managed Volatility	0.450%	0.425%	0.400%	0.350%
ATM Large Cap Managed Volatility	0.450%	0.425%	0.400%	0.350%
ATM Mid Cap Managed Volatility	0.450%	0.425%	0.400%	0.350%
ATM Small Cap Managed Volatility	0.450%	0.425%	0.400%	0.350%
AXA 2000 Managed Volatility	0.450%	0.425%	0.400%	0.350%
AXA 400 Managed Volatility	0.450%	0.425%	0.400%	0.350%
AXA 500 Managed Volatility	0.450%	0.425%	0.400%	0.350%
AXA International Managed Volatility	0.450%	0.425%	0.400%	0.350%